As filed with the Securities and Exchange Commission on December 13, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6172	54-2157878
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
500 Boylston Street, Suite 1600 Boston, Massachusetts 02116 (617) 848-2500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John K. Bray

Chief Financial Officer

500 Boylston Street, Suite 1600

Boston, Massachusetts 02116

(617) 848-2500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-137513

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	1,150,000	$19,550,000	$2,091.85	(3)
(1)	This amount is in addition to the 12,650,000 shares of Common Stock registered under the earlier effective registration statement and includes shares of Common Stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Based on the initial public offering price of $17.00 per share.

(3)	This amount is in addition to the $23,010.35 paid in connection with the filing of the earlier registration statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-137513), originally filed on September 21, 2006, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on December 13, 2006. The Prior Registration Statement is incorporated by reference herein.

NewStar Financial, Inc. hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission a wire transfer from NewStar Financial, Inc.’s account, which account contains sufficient funds to cover the filing fee, to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on December 14, 2006 and that it will not revoke such instruction.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 13, 2006.

NEWSTAR FINANCIAL, INC.

By:  /s/  Timothy J. Conway

        Name: Timothy J. Conway

        Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 13, 2006.

	Signature	Title

	/s/ Timothy J. Conway Timothy J. Conway	Chairman, Chief Executive Officer and President (Principal Executive Officer)

	/s/ John K. Bray John K. Bray	Chief Financial Officer (Principal Financial and Accounting Officer)

	* T. Kimball Brooker, Jr.	Director

	* Mark K. Gormley	Director

	*	Director
Mani A. Sadeghi

*By:	/s/ John K. Bray John K. Bray Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weil Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 5 to the Prior Registration Statement).

23.1	Consent of KPMG LLP.

23.2	Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to the Prior Registration Statement).